Gruber & Company, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
EMERGENCY DISASTER SYSTEMS, INC.

We have audited the accompanying balance sheet of Emergency Disaster Systems, Inc.
as of August 7, 2006 and the related statement of operations, stockholders’ equity
(deficit), and cash flows for the period July 19, 2006 (date of inception) to August 7,
2006. These financial statements are the responsibility of the Company’s management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emergency Disaster Systems, Inc. as of August 7,
2006 and the results of its operations and cash flows for the period July 19, 2006 (date of inception) to August 7, 2006 in conformity with accounting principles generally accepted in the United States of America.

Gruber & Company, LLC
Lake Saint Louis, Missouri
August 8, 2006